Exhibit 2.2


                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION
                                       OF
                          BIORAL NUTRIENT DELIVERY, LLC

     In accordance with Section 18-208 of the Delaware Limited Liability Company Act, the undersigned, as the sole managing member of Bioral Nutrient Delivery, LLC, a Delaware limited liability company (the "Company"), hereby files this Amended and Restated Certificate of Formation in order to amend and restate, in its entirety, the original Certificate of Formation of the Company filed on January 8, 2003 (the "Original Certificate"). The undersigned hereby amends and restates the Original Certificate in its entirety and certifies as follows:

     FIRST: The name of the limited liability company is Bioral Nutrient Delivery, LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware, 19901, County of Kent.

     THIRD: The Company shall at all times be managed by BioDelivery Sciences International, Inc., a Delaware corporation and a member of the Company (the "Managing Member"). The Managing Member shall control all of the business and affairs of the Company in accordance with the terms and provisions of the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated October 1, 2003, (as the same may be amended and/or restated from time to time hereafter pursuant to its terms, the "Operating Agreement").

     FOURTH: The day-to-day operations of the Company shall be effected under the supervision of a board of directors (the "Board of Directors"), the members of which shall be appointed and removed in the sole and absolute discretion of the Managing Member in accordance with the terms of the Operating Agreement. Holders of Class B Shares (as defined below) shall have no rights to appoint the members of the Board of Directors.

     FIFTH: Membership Shares.
            -----------------

     (a) Generally. The limited liability company interests of the Company shall be classified in two classes of shares (each such interest in the Company, a "Membership Share" and collectively, the "Membership Shares"): Class A Membership Shares (each, a "Class A Share" and collectively, the "Class A Shares") and Class B Membership Shares (each, a "Class B Share" and collectively, the "Class B Shares"). There shall be no limitation on the number of Membership Shares which may be issued and/or outstanding at any time, subject to the approval of the Board of Directors as to the timing of any such issuance and amount thereof.

     (b) Class A Shares. The Class A Shares will be held only by the Managing Member and will grant the Managing Member all of the management and governance rights of the Company, which rights shall be set forth in the Operating Agreement. The Managing Member, as a holder of




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Class A Shares, will also be entitled to its pro rata portion (based on its percentage interest of the aggregate Membership Shares) of distributions declared and paid by the Board of Directors.

     (c) Class B Shares. The Class B Shares will be held by the Managing Member and the Class B Members in accordance with the provisions of this Agreement. The holders of Class B Shares will have no management, governance or approval rights whatsoever relating to the business and operations of the Company in such capacity. Each holder of Class B Shares will be entitled to its pro rata portion (based on its percentage interest of the aggregate Membership Shares) of distributions declared and paid by the Board of Directors.

     (d) Other Securities. The Board of Directors is authorized to issue additional Membership Shares, or any other class or type of debt or equity securities of the Company (including options, warrants or rights to receive Class B Shares or any other class or type of debt or equity securities of the Company, including convertible securities) that the Board of Directors designates, at such times and on such terms as the Board of Directors determines. Any such action shall be memorialized, as applicable, in an amendment and/or restatement to the Operating Agreement executed by the Managing Member.

     SIXTH: No member of the Company (a "Member") shall be obligated to make contributions of cash or other property to the Company (each, a "Capital Contribution"). A Member may make a Capital Contribution or loan funds to the Company with the prior written consent of the Managing Member, which consent may be granted or withheld in the sole discretion of the Managing Member, for any reason or no reason.

     SEVENTH: Distributions from, and allocations of profit and loss of, the Company shall be made in accordance with the Operating Agreement.

     EIGHTH: Transfers of Membership Shares.
             -------------------------------

  (a) Except as contemplated by Section 3.7 of the Operating Agreement, no Member or any person or entity holding a direct or indirect equity interest in a Member (a "Securityholder") may, at any time, directly or indirectly, assign, transfer, sell, exchange, syndicate, lien, encumber, pledge, or hypothecate (collectively, a "Transfer") all or any portion of its Membership Shares, or any direct or indirect beneficial or equity interest therein, or in the Company (collectively, "Equity Interests") to any Person without the prior written consent of the Managing Member, which consent may be granted or withheld in the Managing Member's sole discretion, for any reason or no reason; provided, however, that any Member or Securityholder who is an individual may Transfer all or any portion of such Equity Interest to any Permitted Transferee without such prior approval. Any individual Member or Securityholder making such Transfer to a Permitted Transferee shall provide written notice thereof to the Managing Member within ten (10) days of the applicable Transfer. It is agreed that failure to provide such notice to the Managing Member shall make the purported Transfer to the Permitted Transferee void ab initio. A "Permitted Transferee" means, as to any Member or Securityholder who is a natural person, but in any event solely in the furtherance of such Member or Securityholder's estate planning: (a) the spouse, brother, sister, lineal ancestor or lineal descendent of such Member or Securityholder, (b) the legal representative or trustee of such Member,


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Securityholder or any individual specified in clause (a) of this definition, or
(c) any partnership, limited liability company, trust or other entity (i) organized solely for the sole benefit of any individual specified in clause (a) of this definition or group of such related individuals and (ii) controlled by such Member or Securityholder or such Member or Securityholder's Permitted Transferee.

  (b) With respect to Transfers other than Permitted Transfers, the Managing Member may condition its approval of any proposed Transfer of Membership Shares upon its receipt from the Member proposing to make such Transfer (the "Transferring Member") of a written notice to the Managing Member detailing all of the material terms of such proposed Transfer, including the name of proposed third party transferee or lender and the economic benefit to be derived by the Transferring Member from such transaction.

  (c) Notwithstanding the fact that a Transfer may be (or may have been effected) to a Permitted Transferee or may have been approved by the Managing Member, no Transfer of Membership Shares shall be permitted if such Transfer (i) violates any applicable law, including federal or state securities laws or regulations, (ii) causes the Company to be treated as a "publicly traded partnership" for tax purposes or (iii) would constitute a Transfer of a Membership Share to a Prohibited Owner (as defined in the Operating Agreement), in which case any such purported Transfer shall be void ab initio.

         IN WITNESS WHEREOF, the undersigned has executed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated:   February 4, 2004

                        BIODELIVERY SCIENCES INTERNATIONAL, INC., as managing member

                        By: /s/ Francis E. O'Donnell, Jr.
                            ---------------------------------
                            Name: Francis E. O'Donnell, Jr.
                            Title: President and Chief Executive Officer



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